Exhibit 10.1

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated as of December 12, 2021 (this “Agreement”), is entered into by and among Select Energy Services, Inc., a Delaware corporation (“Parent”), Navy Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Navy Holdco, LLC, a Delaware limited liability company (“Holdco LLC” and, together with Parent and Merger Sub, the “Parent Parties”), Nuverra Environmental Solutions, Inc., a Delaware corporation (the “Company”), and Gates Capital Management, Inc., a Delaware corporation (the “Stockholder”).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, the Parent Parties and the Company are entering into an Agreement and Plan of Merger (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”) and (ii) following the Merger, the Surviving Corporation in the Merger will merge with and into Holdco LLC, with Holdco LLC continuing as the surviving company (the “Subsequent Merger” and together with the Merger , the “Integrated Mergers”);

WHEREAS, as of the date hereof, the Stockholder, either directly or through one of its affiliates, is the beneficial owner of, and has the right to vote and dispose of 6,626,660 shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), which represent approximately 40.88% of the issued and outstanding Company Common Stock; and

WHEREAS, as a material inducement to the Parent Parties to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement and abide by the covenants and obligations set forth herein with respect to the Covered Shares (as hereinafter defined).

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

GENERAL

Section 1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the Merger Agreement.

“Affiliate” shall mean, as to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person and, in respect of the Stockholder, any investment fund, vehicle, or holding company, in each case, for which the Stockholder, the discretionary manager or advisor of such Stockholder, or any Affiliate of the Stockholder serves as the general partner, managing member or discretionary manager or advisor; provided, that limited partners, non-managing members or other similar direct or indirect investors in the Stockholder or any Affiliate of the Stockholder (in their capacities as such) shall not be deemed to be Affiliates of the Stockholder; provided, further, that the Stockholder shall not be deemed to be an Affiliate of Parent or the Company or any of their respective Subsidiaries for purposes of this Agreement and neither Parent, the Company nor any of their respective Subsidiaries shall be deemed to be Affiliates of the Stockholder or any Affiliate of the Stockholder for purposes of this Agreement.

“Covered Shares” means the Existing Shares, together with any Company Common Stock that Stockholder or any of its Affiliates acquires, either beneficially or of record, on or after the date of this Agreement, including any Company Common Stock received as distributions, as a result of a split, reverse split, combination, merger, consolidation, reorganization, reclassification, recapitalization or similar transaction or upon exercise of any option, warrant or other security or instrument exercisable, convertible or exchangeable into Company Common Stock.

“Existing Shares” means all shares of Company Common Stock owned, either beneficially or of record, by the Stockholder or any of its Affiliates on the date of this Agreement.

“Company Entity” means each of the Company and its Subsidiaries.

“Permitted Transfer” means a Transfer of Covered Shares by the Stockholder (or an Affiliate thereof) to an Affiliate of the Stockholder; provided, that such transferee Affiliate agrees in writing to assume all of the Stockholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by, and comply with, the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, and all other Covered Shares owned beneficially or of record from time to time by such transferee Affiliate, to the same extent as the Stockholder is bound hereunder.

“Transfer” means, directly or indirectly, to sell, transfer, assign or otherwise dispose of (whether by merger or consolidation (including by conversion into securities or other consideration as a result of such merger or consolidation), by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, conversion, assignment or other disposition of (whether by merger or consolidation (including by conversion into securities or other consideration as a result of such merger or consolidation), by tendering into any tender or exchange offer, by operation of law or otherwise). Transfers of interests in the Stockholder (e.g., fund participations) shall not be deemed to be a Transfer for purposes of this Agreement. For the avoidance of doubt, nothing in this Agreement will restrict the Stockholder (or any Affiliate thereof) from Transferring any securities of the Company following the Company obtaining the Required Stockholder Approval (as defined in the Merger Agreement).

ARTICLE 2

VOTING

Section 2.1 Agreement to Vote Company Common Stock. During the term of this Agreement, the Stockholder hereby irrevocably agrees that promptly following the time when the Form S-4 Registration Statement has been declared effective by the SEC under the Securities Act (and in any case, within 24 hours of the time the Form S-4 Registration Statement is declared effective by the SEC under the Securities Act), and the Stockholder has received a copy of the Combined Consent Statement/Prospectus included therein, the Stockholder shall, and to the extent applicable, shall cause any of its Affiliates who own Covered Shares to, execute and deliver (or cause to be delivered) a written consent, substantially in the form attached hereto as Exhibit A, covering all of the Stockholder’s (or any of its Affiliate’s) Covered Shares that are Company Common Stock. Any such written consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of recording the results of such consent. During the term of this Agreement, the Stockholder shall oppose, vote against and not consent to, with respect to the Covered Shares, any other action, agreement or proposal intended to, or which has the effect of or reasonably would be expected to have the effect of, impeding, delaying, restricting, limiting or interfering with the consummation of the Integrated Mergers and the other transactions contemplated by the Merger Agreement, and the performance of the Stockholder’s obligations hereunder or the obligations of the Company under the Merger Agreement, including for the avoidance of doubt, opposing any Company Acquisition Proposal, in each case, subject to the Excluded Voting Matters (as defined below).

Section 2.2 No Inconsistent Agreements. The Stockholder hereby represents, covenants and agrees that, except for this Agreement, none of the Stockholder or any of its Affiliates (a) has entered into, and during the term of this Agreement shall not enter into, any voting agreement or voting trust with respect to any Covered Shares that is inconsistent with the terms of Section 2.1 or (b) has granted, and shall not during the term of this Agreement grant, a proxy, consent or power of attorney with respect to any Covered Shares that is inconsistent with the terms of Section 2.1.

Section 2.3 Proxy. In order to secure the obligations set forth herein, during the term of this Agreement and subject to the Excluded Voting Matters, the Stockholder hereby irrevocably appoints Parent, or any nominee thereof, with full power of substitution and resubstitution, as its true and lawful proxy and attorney-in-fact, only in the event that such Stockholder does not comply with its obligations in Section 2.1, to vote or execute a written consent with respect to the Stockholder’s Covered Shares in accordance with Section 2.1. The Stockholder hereby affirms that this proxy is coupled with an interest and shall be irrevocable, except upon termination of this Agreement, and the Stockholder will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to any of its Covered Shares. The proxy granted by the Stockholder shall be automatically revoked upon the termination of this Agreement, as set forth in Section 6.1, and Parent may further terminate this proxy at any time at its sole election by written notice provided to the Stockholder. The proxyholder may not exercise the proxy granted pursuant to this Section 2.3 on any matter except for those described in Section 2.1 and the proxy granted pursuant to this Section 2.3 shall not cover any Excluded Voting Matter.

Notwithstanding anything herein to the contrary in this Agreement, (a) nothing herein shall require the Stockholder to deliver a written consent, be present (in person or by proxy) or vote (or cause to be voted) any of the Covered Shares in a manner that (i) changes the amount or form of the consideration payable in the Integrated Mergers pursuant to the terms of the Merger Agreement (the “Merger Consideration”), (ii) imposes any material restrictions on or additional material conditions on the payment of the Merger Consideration, (iii) provides for the payment by the Stockholder (or any Affiliate thereof) of any indemnification or other amounts, (iv) adds any additional covenants on the activities of the Stockholder (or any Affiliate thereof) (e.g., restrictive covenants), and/or (v) imposes any material restrictions or additional conditions on the consummation of the Integrated Mergers or extends the End Date ((i) through (v), the “Excluded Voting Matters”), and (b) other than as set forth in Section 2.1, the Stockholder shall remain free to vote (or execute consents or proxies with respect to) the Covered Shares in any manner the Stockholder deems appropriate.

Section 2.4 Effective Form S-4 Registration Statement. Notwithstanding any provision herein to the contrary, there will be no obligation of the Stockholder to vote Covered Shares pursuant to Section 2.1 and Covered Shares cannot be voted pursuant to the proxy in Section 2.3 unless and until after the Form S-4 Registration Statement as contemplated in Section 5.5 of the Merger Agreement has been declared effective by the Securities and Exchange Commission.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to the Parent Parties and the Company as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action. The Stockholder has the requisite power and authority and/or capacity to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery by the Stockholder of this Agreement and the performance by the Stockholder of its obligations hereunder have been duly and validly authorized by the Stockholder and no other actions or proceedings are required on the part of the Stockholder to authorize the execution and delivery of this Agreement or the performance by the Stockholder of its obligations hereunder. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Parent Parties and the Company, constitutes a legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(b) Ownership. The Stockholder is the record or beneficial owner of, and has good and valid title to, the Existing Shares. During the term of this Agreement, the Covered Shares will be beneficially and legally owned by the Stockholder (or an Affiliate thereof), except in the case of a Permitted Transfer of any Covered Shares (in which case this representation shall, with respect to such Covered Shares, be made by the transferee of such Covered Shares). The Stockholder, directly or indirectly, have and will have at all times during the term of this Agreement sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2, and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the

Covered Shares at any time during the term of this Agreement, except in the case of a Permitted Transfer of Covered Shares (in which case this representation shall, with respect to the Covered Shares subject to such Transfer, be made by the transferee of such Covered Shares). Except for the Existing Shares, the Stockholder does not, directly or indirectly, legally or beneficially own or have any option, warrant or other right to acquire any securities of a Company Entity that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of a Company Entity that are or may by their terms become entitled to vote, nor is the Stockholder subject to any contract, agreement, arrangement, understanding or relationship, other than this Agreement, that obligates it to vote, acquire or dispose of any securities of a Company Entity.

(c) No Violation. Neither the execution and delivery of this Agreement by the Stockholder nor its performance of its obligations under this Agreement will (i) result in a violation or breach of, or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, or give rise to a right of purchase under, or result in the creation of any Lien (other than under this Agreement) upon any of the properties, rights or assets (including but not limited to the Existing Shares) owned by the Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which it or any of its properties, rights or assets may be bound, (ii) violate any Law applicable to the Stockholder or any of its properties, rights or assets, or (iii) result in a violation or breach of or conflict with its organizational and governing documents, except in the case of the foregoing clauses (i) and (ii) as would not reasonably be expected to prevent or materially delay the ability of the Stockholder to perform its obligations hereunder.

(d) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is necessary to be obtained or made by the Stockholder in connection with its execution, delivery and performance of this Agreement, except for any reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(e) Reliance by Parent Parties and the Company. The Stockholder understands and acknowledges that the Parent Parties and the Company are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of the Stockholder contained herein.

(f) Adequate Information. The Stockholder acknowledges that it is a sophisticated party with respect to the Covered Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon any of the Parent Parties and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Stockholder acknowledges that no Parent Party has made or is making any representation or warranty, whether express or implied, of any kind or character, except as expressly set forth in this Agreement.

Section 3.2 Representations and Warranties of Parent Parties. Each of the Parent Parties hereby represents and warrants to Stockholder and the Company that the execution and delivery of this Agreement by each of the Parent Parties and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the board of directors of Parent. The Parent Parties acknowledge that neither Stockholder nor the Company have made and Stockholder and the Company are not making any representation or warranty of any kind except as expressly set forth in this Agreement.

Section 3.3 Representations and Warranties of the Company. The Company hereby represents and warrants to Stockholder and the Parent Parties that the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the board of directors of the Company. The Company acknowledges that neither Stockholder nor the Parent Parties have made and Stockholder and the Parent Parties are not making any representation or warranty of any kind except as expressly set forth in this Agreement.

ARTICLE 4

OTHER COVENANTS AND AGREEMENTS

Section 4.1 Prohibition on Transfers, Other Actions.

(a) During the term of this Agreement, and except for a Permitted Transfer, the Stockholder hereby agrees not to Transfer any of the Covered Shares, beneficial ownership thereof or any other interest therein. Any purported Transfer not in compliance with this Section 4.1(a) shall be void ab initio.

(b) The Stockholder agrees that if it or any of its Affiliates attempts to Transfer (other than a Permitted Transfer), vote or provide any other Person with the authority to vote any of the Covered Shares other than in compliance with this Agreement, the Stockholder unconditionally and irrevocably (during the term of this Agreement) instructs the Company to not, (i) permit any such Transfer on its books and records, (ii) issue a book-entry interest or a new certificate representing any of the Covered Shares or (iii) record such vote, in each case, unless and until the Stockholder has complied in all respects with the terms of this Agreement.

Section 4.2 Further Assurances. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things reasonably necessary to effectuate this Agreement.

Section 4.3 Registration Rights. The Stockholder hereby elects, subject to the consummation of the Integrated Mergers and effective as of the Effective Time, to terminate its rights and obligations under that certain Registration Rights Agreement, dated August 7, 2017 by and among the Company and other parties thereto, pursuant to Section 19(q) thereof.

ARTICLE 5

NO SOLICITATION

Section 5.1 No Solicitation. Subject to Section 6.15, prior to the termination of this Agreement, the Stockholder shall not, and shall use reasonable best efforts to cause its Subsidiaries and any of its officers, employees, legal counsel, financial advisors, agents and other representatives (collectively, “Representatives”) not to, directly or indirectly, (a) solicit, initiate, facilitate, knowingly encourage (including by way of furnishing confidential information), or induce or take any other action that could reasonably be expected to lead to any inquiries, proposals or indications of interest that constitute the making, submission, or announcement of any Company Acquisition Proposal, (b) furnish any nonpublic information regarding the Company or any of its Subsidiaries to any Person in connection with or in response to a Company Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to a Company Acquisition Proposal, (c) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal, (d) approve, endorse, or recommend any Company Acquisition Proposal, or (e) enter into any letter of intent or similar document or any Contract that could reasonably be expected to lead to a Company Acquisition Transaction. The Stockholder shall, and shall use cause its Subsidiaries to and shall use reasonable best efforts to cause its Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any third party conducted heretofore with respect to a Company Acquisition Proposal or any inquiries, proposals or indications of interest that could reasonably be expected to lead to a Company Acquisition Proposal.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Termination. This Agreement shall remain in effect until the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms (including after any extension thereof), (c) the mutual agreement of the parties hereto and (d) the occurrence of (or the making or granting of) any amendment, waiver, modification, or other change to any provision of the Merger Agreement (including any exhibits, annexes, or schedules thereto) (i) that decreases the amount or changes the form of the Merger Consideration, (ii) such that Merger Consideration to be received by the Stockholder (or any Affiliate thereof) will not be registered under the Exchange Act or listed on the NYSE, or (iii) is otherwise adverse in any material respect to the Stockholder (or any Affiliate thereof) or to the stockholders of the Company, in which case this Agreement and all obligations, terms, and conditions contained herein shall terminate and be of no further force and effect with respect to all parties hereto and without any other action by any Person. Nothing in this Section 6.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for any breach of this Agreement occurring prior to such termination.

Section 6.2 No Ownership Interest; No Partnership, Agency, or Joint Venture. Nothing contained in this Agreement shall be deemed to vest in any Parent Party any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefit relating to the Covered Shares shall remain vested in and belong to the Stockholder, and no Parent Party shall have authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties hereto are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

Section 6.3 Publicity. The Stockholder hereby permits Parent and the Company to include and disclose in the Combined Consent Statement/Prospectus, the Form S-4 Registration Statement and in such other schedules, certificates, applications, agreements or documents as such entities reasonably determine to be necessary or appropriate in connection with the consummation of the Integrated Mergers and the transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Covered Shares, and the nature of the Stockholder’s commitments, arrangements and understandings pursuant to this Agreement. Parent and the Company hereby permit the Stockholder to disclose this Agreement and the transactions contemplated by the Merger Agreement in any reports required to be filed by the Stockholder or any of its Affiliates under the Exchange Act.

Section 6.4 Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing (including facsimile, e-mail or similar writing) and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by facsimile (but only upon confirmation of transmission by the transmitting equipment); (c) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received; provided, that each notice party shall use reasonable best efforts to confirm receipt of any such e-mail correspondence promptly upon receipt of such request); or (d) if transmitted by national overnight courier, in each case as addressed as follows:

If to Parent, Merger Sub or Holdco LLC, to:

Select Energy Services, Inc.

1233 West Loop South, Suite 1400

Houston, TX 77027

Attention: Adam R. Law

Facsimile: (713) 235-9455

Email: ALaw@selectenergy.com

with a copy to (which shall not constitute notice hereunder):

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Stephen M. Gill and Jameson Miller

Facsimile: (713) 615-5956

Email: SGill@velaw.com; JMiller@velaw.com

If to the Stockholder, to:

Gates Capital Management

1177 Avenue of the Americas, 46th Floor

New York, New York 10036

Attention: Justin L. Boisseau

Email: jboisseau@gatescap.com

with a copy to (which shall not constitute notice hereunder):

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Eleazer Klein

Email: Eleazer.Klein@srz.com

If to the Company, to:

Nuverra Environmental Solutions, Inc.

11111 Katy Freeway, Suite 1006

Houston, TX 77079

Attention: Joseph M. Crabb

Facsimile: (832) 384-8493

Email: joe.crabb@nuverra.com

with a copy to (which shall not constitute notice hereunder):

Squire Patton Boggs (US) LLP

1 E. Washington St., Suite 2700

Phoenix, Arizona 85004

Attention: Matthew M. Holman

Facsimile: (602) 253-8129

Email: matthew.holman@squirepb.com

Section 6.5 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

Section 6.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.7 Entire Agreement. This Agreement and, solely to the extent of the defined terms referenced herein, the Merger Agreement, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

Section 6.8 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY AND ALL DISPUTES BETWEEN THE PARTIES UNDER OR RELATING TO THIS AGREEMENT OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REFERENCE TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW). THE DELAWARE COURT OF CHANCERY (AND IF THE DELAWARE COURT OF CHANCERY SHALL BE UNAVAILABLE, ANY DELAWARE STATE COURT AND THE FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF DELAWARE) WILL HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION, WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH OF THE PARTIES IRREVOCABLY CONSENTS TO AND AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH DISPUTE, IRREVOCABLY CONSENTS TO THE SERVICE OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS IN ANY OTHER ACTION OR PROCEEDING RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY DELIVERY IN ANY METHOD CONTEMPLATED BY SECTION 6.4 OR IN ANY OTHER MANNER AUTHORIZED BY LAW, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (i) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (ii) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (iii) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

(b) THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT ANY PARTY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, LITIGATION OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

Section 6.9 Amendment; Waiver. This Agreement may not be amended or modified, except by an instrument in writing signed on behalf of each of the parties hereto. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the party benefiting from such waiver.

Section 6.10 Remedies. The parties hereto agree that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is hereby agreed that, prior to the valid termination of this Agreement pursuant to Section 6.1, the parties hereto shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, to prevent breaches of this Agreement, and to specifically enforce compliance with this Agreement. In connection with any request for specific performance or equitable relief, each of the parties hereto hereby waives any requirement for the security or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement but shall be in addition to all other remedies available at law or equity to such party. The parties further agree that, by seeking the remedies provided for in this Section 6.10, no party hereto shall in any respect waive its right to seek any other form of relief that may be available to it (i) under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 6.10 are not available or otherwise are not granted, or (ii) under the Merger Agreement. In the event that any party institutes any legal suit, action, or proceeding against another party to specifically enforce compliance with this Agreement, the prevailing party in the suit, action or proceeding shall be entitled to receive, in addition to any other remedy that it may be entitled, the costs incurred by such party in conducting the suit, action, or proceeding, including attorneys’ fees and expenses and court costs.

Section 6.11 Stockholder Capacity. Notwithstanding anything contained in this Agreement to the contrary, the representations, warranties, covenants and agreements made herein by the Stockholder are made solely with respect to such Stockholder and the Covered Shares. The Stockholder is entering into this Agreement solely in its capacity as the owner, directly or indirectly, of such Covered Shares (and not in any other capacity) and nothing herein shall (a) limit or affect any actions or omissions by the Stockholder in any other capacity, (b) be construed to prohibit, limit or restrict any actions or omissions by any Affiliate or direct or indirect owner of the Stockholder, or any of its or their respective officers, directors, designees, managers, representatives or employees, in each case, not acting as such on behalf of the Stockholder, including exercising rights under the Merger Agreement or (c) be construed to prohibit, limit or restrict any of the Stockholder’s direct or indirect owners or Affiliates, or any of its or their respective officers, directors, designees, managers, representatives or employees, from exercising its fiduciary duties, if any, to the stockholders of the Company under applicable Law.

Section 6.12 Severability. To the fullest extent permitted by law, any term or provision of this Agreement, or the application thereof, that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is illegal, void, invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any illegal, void, invalid or unenforceable term or provision with a term or provision that is legal, valid and enforceable and that comes closest to expressing the intention of the illegal, void, invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. To the fullest extent permitted by law, in the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such illegal, void, invalid or unenforceable term or provision with a legal, valid and enforceable term or provision that will achieve, to the extent possible, the original economic, business and other purposes of such illegal, void, invalid or unenforceable term as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.13 Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the actions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Integrated Mergers are consummated.

Section 6.14 Successors and Assigns; Third Party Beneficiaries.

(a) Except in connection with a Permitted Transfer, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto; provided, however, that Parent, Merger Sub and Holdco LLC may transfer or assign their rights and obligations under this Agreement, in whole or in part or from time to time in part, to one or more of their Affiliates to which their rights are assigned pursuant to the terms of the Merger Agreement at any time. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(b) This Agreement is not intended to and shall not confer upon any Person (other than the parties hereto) any rights or remedies hereunder.

Section 6.15 Fiduciary Duties. The Stockholder is entering into this Agreement solely in its capacity as the record or beneficial owner of the Existing Shares and nothing herein is intended to or shall limit or affect any actions taken by any of the Stockholder’s designees serving in his or her capacity as a director of the Company (or a Subsidiary of the Company). The taking of any actions (or failures to act) by the Stockholder’s designees serving as a director of the Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

STOCKHOLDER

GATES CAPITAL MANAGEMENT, INC.

By:	/s/ Mark Blatter
Name: Mark Blatter
Title: CFO

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

By:	/s/ Charles K. Thompson
Name: Charles K. Thompson
Title: Chief Executive Officer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT PARTIES

SELECT ENERGY SERVICES, INC.

By:	/s/ Adam R. Law
Name: Adam R. Law
Title: Senior Vice President, General Counsel and Corporate Secretary

NAVY MERGER SUB, INC.

By:	/s/ Adam R. Law
Name: Adam R. Law
Title: Senior Vice President, General Counsel and Corporate Secretary

NAVY HOLDCO, LLC

By:	/s/ Adam R. Law
Name: Adam R. Law
Title: Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Support Agreement]

Exhibit A

Form of Company Written Consent

WRITTEN CONSENT OF

NUVERRA COMMON STOCKHOLDERS

[•], 202[•]

Pursuant to Section 2.1 of that certain Support Agreement, dated as of December 12, 2021, by and among Select Energy Services, Inc., a Delaware corporation (“Parent”), Navy Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Navy Holdco, LLC, a Delaware limited liability company (“Holdco LLC” and, together with Parent and Merger Sub, the “Parent Parties”), Nuverra Environmental Solutions, Inc., a Delaware corporation (the “Company”), and the undersigned stockholder (the “Stockholder”), the undersigned Stockholder hereby provides its written consent to the matters set forth below. The undersigned Stockholder’s shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will be tabulated and voted on certain proposals as indicated below. The undersigned acknowledges receipt of the consent statement/prospectus, dated [•], which is part of the registration statement on Form S-4 (No. 333-[•]) of Parent, and which more fully describes the proposals below.

The undersigned, acting by written consent in lieu of a meeting pursuant to Article Twelfth of the Company’s Second Amended and Restated Certificate of Incorporation (the “Company Certificate of Incorporation”), hereby consents in writing to the approval and adoption without a meeting of the following proposals and to the taking of each of the actions contemplated thereby with respect to [•] shares of Company Common Stock, constituting all of the Company Common Stock that the undersigned beneficially owns as of the date hereof [and will beneficially own as of the close of business on [•]]:

1.

Approve the Agreement and Plan of Merger, dated as of December [•], 2021 (the “Merger Agreement”), by and among the Company, Parent, Navy Holdings, Inc. (“Navy Holdings”), a Delaware corporation and Navy Merger Sub, Inc., a Delaware corporation (“Navy Merger Sub”), pursuant to which among other things, (a) Navy Merger Sub will be merged with and into the Company and the separate existence of Navy Merger Sub will cease (the “Initial Merger”), (b) following the Initial Merger, the Company will be merged with and into Navy Holdco, LLC, a Delaware limited liability company, and the separate existence of the Company will cease, (c) the Company Certificate of Incorporation will be amended and restated pursuant to an Amended and Restated Certificate of Incorporation of the Company, (d) each share of common stock, par value $0.01 per share, of the Company then outstanding shall be converted into the right to receive a number of shares of Class A common stock of Parent, par value $0.01 per share, equal to the Exchange Ratio (as defined in the Merger Agreement) and (e) Parent will issue the number of shares of Class A common stock of Parent, par value $0.01 per share, pursuant to the Merger Agreement.

2.

Approve, on a non-binding, advisory basis, the compensation that will or may become payable to the Company’s named executive officers in connection with the transactions contemplated by the Merger Agreement.

This written consent shall be effective on the date hereof and thereafter.

IMPORTANT: PLEASE DATE AND SIGN THE WRITTEN CONSENT BELOW. If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If Company Common Stock is held by a corporation, please sign the full corporate name by president or other authorized officer. If Company Common Stock is held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. Please fill out, date, sign and return this written consent promptly to (i) the Company by mailing it to Nuverra Environmental Solutions, Inc., 11111 Katy Freeway, Suite 1006, Houston, TX 77079, attention Joseph M. Crabb, or by emailing a .pdf copy of your signed written consent to joe.crabb@nuverra.com with a copy to Matthew.Holman@squirepb.com and (ii) Select Energy Services, Inc., by emailing a .pdf copy of your signed written consent to ALaw@selectenergy.com with a copy to SGill@velaw.com.

IF AN INDIVIDUAL:		IF AN ENTITY: (please print or type complete name of entity)

By:		By:
	(duly authorized signature)		(duly authorized signature)

Name:		Name:
	(please print or type full name)		(please print or type full name)

Title:
(please print or type full title)

Date:	, [2021]	Date:	, [2021]